Exhibit 21.1

LIST OF SUBSIDIARIES - AS OF DECEMBER 31, 2024

Entity Name	State or other jurisdiction of incorporation or organization
Equitable Holdings, Inc.	DE
Alpha Units Holdings, Inc.	DE
Alpha Units Holdings II, Inc.	DE
787 Holdings, LLC	DE
1285 Holdings, LLC	DE
Equitable Financial Services, LLC	DE
CS Life Re Company	AZ
Equitable Financial Investment Management, LLC	DE
Equitable Investment Management, LLC	DE
Equitable Financial Bermuda RE Ltd.	Bermuda
EQ AZ Life Re Company	AZ
Equitable Distribution Holding Corporation	DE
Equitable Advisors, LLC	DE
Equitable Network, LLC	DE
Equitable Network of Puerto Rico, Inc.	P.R.
Penn Investment Advisors, Inc.	NY
PlanConnect, LLC	DE
Equitable Financial Life Insurance Company	NY
Equitable Investment Management Group LLC	DE
VA Capital Company LLC	DE
Broad Vista Partners, LLC	DE
200 East 87th Street Company, LLC	DE
Westory 14th Street LLC	DE
EQ European Commercial Real Estate Debt Holdings LLC	DE
EQ European Commercial Real Estate Debt Holdings GP S.à r.l.	Luxembourg
EQ European Commercial Real Estate Debt, SICAV-RAIF	Luxembourg
EQ ECRED Investments I S.à r.l.	Luxembourg
EQ ECRED Investments II S.à r.l.	Luxembourg
EQ Holdings, LLC	NY,
Equitable Casualty Insurance Company	VT
AllianceBernstein Corporation	DE
SEE LISTING A
Equitable Distributors, LLC	DE
J.M.R. Realty Services, Inc.	DE
Equitable Structured Settlement Corp.	DE
Equitable Managed Assets, L.P.	DE
EVSA, Inc.	DE
ECA Residential LLC	DE
Separate Account 166, LLC	DE

Exhibit 21.1

Equitable Financial Life and Annuity Company	CO
MONY International Holdings, LLC	DE
MONY International Life Insurance Co. Seguros de Vida S.A.	Argentina
MONY Financial Resources of the Americas Limited	Jamaica
MBT, Ltd.	Cayman Islands
MONY Participacoes LTDA (f/k/a MONY Consultoria e Corretagem de Seguros Ltda.)	Brazil
Equitable Financial Life Insurance Company of America	AZ
Equitable Financial Investment Management America, LLC	DE
ECA AZ Residential LLC	DE
MONY Financial Services, Inc.	DE
Financial Marketing Agency, Inc.	OH
1740 Advisers, Inc.	NY

LISTING A - AllianceBernstein Corporation
AllianceBernstein Holding L.P.	Delaware
AllianceBernstein L.P.	Delaware
AB Trust Company, LLC	New Hampshire
AnchorPath Financial, LLC	Delaware
AnchorPath GP, LLC	Delaware
AB Broadly Syndicated Loan Manager LLC	Delaware
AB Distribution Vehicle LLC	Delaware
Alliance Capital Management LLC	Delaware
AB Private Credit Investors LLC	Delaware
AllianceBernstein Real Estate Investments LLC	Delaware
Sanford C. Bernstein & Co., LLC	Delaware
Autonomous Research U.S. L.P.	New York
SCB Global Holdings LLC	Delaware
AllianceBernstein Business Services Private Limited	India
Bernstein North America Holdings LLC	Delaware
Sanford C. Bernstein (Canada) Limited	Canada
Bernstein Institutional Services LLC	Delaware
Sanford C. Bernstein Holdings Limited	UK
Sanford C. Bernstein (Hong Kong) Limited	Hong Kong
Sanford C. Bernstein Japan KK	Japan
Sanford C. Bernstein (Singapore) Private Limited	Singapore
Sanford C. Bernstein (Ireland) Limited	Ireland
Sanford C. Bernstein (Schwiez) GmbH	Switzerland
Sanford C. Bernstein (India) Private Limited	India
BSG France S.A.	France
Sanford C. Bernstein Limited	UK
Sanford C. Bernstein (CREST Nominees) Ltd.	UK
Sanford C. Bernstein (Autonomous UK) 1 Limited	UK

Exhibit 21.1

Bernstein Autonomous LLP	UK
Autonomous Research Limited	UK
Procensus Limited	UK
AllianceBernstein International LLC	DE
AllianceBernstein ECRED Management Limited	UK
AllianceBernstein ECRED Co-Investment Limited	UK
AllianceBernstein (Europe) Limited	Ireland
AllianceBernstein Holdings Limited	UK
AllianceBernstein (Luxembourg) S.a.r.l.	Luxembourg
AllianceBernstein Corporation of Delaware	Delaware
AllianceBernstein Canada, Inc.	Canada
AllianceBernstein Investments, Inc.	Delaware
AllianceBernstein Investor Services, Inc.	Delaware
AllianceBernstein Oceanic Corporation	Delaware
AllianceBernstein Administradora de Carteiras (Brasil) Ltda.	Brazil
AllianceBernstein (Argentina) S.R.L.	Argentina
AllianceBernstein (Mexico) S. de R.L. de C.V.	Mexico
AllianceBernstein (Chile) SpA	Chile
AB Germany GmbH	Germany
AllianceBernstein Portugal, Unipessoal LDA	Portugal
AllianceBernstein Asset Management (Korea) Ltd.	Korea
AllianceBernstein Australia Limited	Australia
AllianceBernstein Investment Management Australia Limited	Australia
AllianceBernstein (Singapore) Ltd.	Singapore
AllianceBernstein Japan Ltd.	Japan
AllianceBernstein Hong Kong Limited	Hong Kong
AllianceBernstein Investments Taiwan Limited	Taiwan
AllianceBernstein Fund Management Co., Ltd.	China
AllianceBernstein Management Consulting (Shanghai) Co., Ltd.	China
AB (Shanghai) Overseas Investment Fund Management Co., Ltd.	China
Alliance Capital (Mauritius) Private Ltd.	Mauritius
AllianceBernstein Solutions (India) Private Limited	India
AllianceBernstein Invest. Res. & Man. (India) Pvt. Ltd.	India
AllianceBernstein Holdings (Cayman) Ltd.	Cayman Islands
AllianceBernstein Preferred Limited	UK
CPH Capital Fondsmaeglerselskab A/S	Denmark
AllianceBernstein Schweiz AG	Switzerland
AB Bernstein Israel Ltd.	Israel
AllianceBernstein Limited	UK
AllianceBernstein (DIFC) Limited	UAE
AB CarVal Investors L.P.	Delaware
CarVal CLO Management GP, LLC	Delaware
CarVal CLO Management Holdings, L.P.	Delaware
CarVal CLO Management, LLC	Delaware
CarVal Carry GP Corp.	Cayman

Exhibit 21.1

CVI General Partner, LLC	Delaware
CVI Resi Manager, LLC	Delaware
CarVal Investors Luxembourg S.a.r.l.	Luxembourg
CarVal Portugal LDA	Portugal
CarVal Investors UK Limited	UK
CarVal Investors GB LLP	UK
CarVal Investors Pte Ltd.	Singapore
CarVal Investors PRC Holdings Pte. Ltd.	Singapore
CarVal Wensheng Private Fund Management (Shanghai) Co., Ltd.	China
W.P. Stewart & Co., LLC	Delaware
WPS Advisors, LLC	Delaware
W.P. Stewart Asset Management LLC	Delaware
W.P. Stewart Securities LLC	Delaware
W.P. Stewart Asset Management (NA), LLC	New York